                                   EXHIBIT 3

                             ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, the undersigned hereby assigns all of its rights, title and interest under that certain warrant agreement dated October 13, 1996 entered into with Radius, Inc. under which the undersigned obtained the right to acquire up to 200,000 shares of its Common Stock. The undersigned hereby confirms that, based on the amount of credit extended to and utilized by Radius, Inc., such warrant is for the purchase of 50,000 of such shares. Such warrant shall be assigned on the following basis:

                  NAME                                         NUMBER OF SHARES
                  ----                                         ----------------
                  Gerald D. Ellenberg and
                  Kristin Mary Tomczak,
                  as joint tenants                                  25,001

                  Norton S. Karno, Trustee of
                  the Stephanie Lynn Karno
                  Adult Trust #2                                     8,333

                  Norton S. Karno, Trustee of
                  the Valerie Ann Karno
                  Adult Trust #2                                     8,333

                  Norton S. Karno, Trustee of
                  the Mitchell Perry Karno
                  Adult Trust #2                                     8,333
                                                                    ------

                                            TOTAL SHARES            50,000

Dated December 2, 1997              MITSUBISHI ELECTRONICS AMERICA, INC.



                                    By: /s/  Katsuhiko Hayakawa
                                       ----------------------------
                                       Katsuhiko Hayakawa
                                       Group President